Exhibit 10.1

Resolutions Adopted by the Board of Directors
of Union Community Bancorp

WHEREAS, the Union Community Bancorp Stock Option Plan (the “Option Plan”) permits the Corporation’s Board of Directors to amend the Option Plan, subject to Office of Thrift Supervision (the “OTS”) regulations, without shareholder approval except in circumstances not here relevant;

WHEREAS, the OTS has recently amended its regulations to permit the vesting of stock options and management recognition grants in the event of a change in control of the corporation making such awards.

WHEREAS, the Board of Directors deems it advisable to amend the Option Plan to permit vesting of options and other awards under the Option Plan in the event of a change in control of the Corporation or its savings association subsidiary.

NOW, THEREFORE, BE IT RESOLVED, that the Option Plan shall be amended by adding a new Section 15 thereto which shall read in its entirety as follows:

          “21.  Change in Control. Notwithstanding any other provision in this Plan, in the event of a Change in Control, all options previously granted and still outstanding under the Plan regardless of their terms shall become exercisable in full immediately prior to the consummation of the Change in Control, and holders of such options, in addition to any other rights they may have with respect to such options under this Plan and the instrument evidencing the grant of the option, shall have thirty (30) days following a Change in Control to exercise those options. For this purpose, “Change in Control” shall mean a change in control of the Corporation or of Union, within the meaning of 12 C.F.R. § 574.4(a) (other than a change of control resulting from a trustee or other fiduciary holding shares under an employee benefit plan of the Corporation or any of its subsidiaries).”

RESOLVED FURTHER, that the foregoing amendment to the Option Plan be applied to outstanding stock options and that the Corporation’s officers notify the current holders of stock options granted under the Option Plan of this amendment and advise them of its impact on the vesting of their stock options.